UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2009

NMT Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On August 10, 2009, Richard E. Davis, Chief Operating Officer and Chief Financial Officer of NMT Medical, Inc. (the “Company”) received a telephone call from a NASDAQ Stock Market (“NASDAQ”) listing analyst notifying the Company that it is not in compliance with the filing requirements for continued listing set forth in Marketplace Rule 5450(b)(1)(A) due to the fact that the Company’s stockholders’ equity is less than $10 million.  In response to this communication, the Company voluntarily filed an application to list its common stock on the NASDAQ Capital Market rather than the NASDAQ Global Market.  The application was approved on August 10, 2009 and the Company’s securities will be transferred to the NASDAQ Capital Market at the opening of business on August 12, 2009.

A copy of the press release announcing the transfer of the Company’s securities from the NASDAQ Global Market to the NASDAQ Capital Market is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date:	August 11, 2009	By:	/s/ Richard E. Davis
Richard E. Davis
Chief Operating Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 11, 2009